UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of earliest event reported): May 15, 2012

LIME ENERGY CO.

(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization	001-16265 (Commission File #)	36-4197337 (IRS Employer Identification No.)

16810 Kenton Drive, Suite 240, Huntersville North Carolina 28078
(Address of principal executive offices)

(704) 892-4442
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into a Material Definitive Agreement.

On May 15, 2012, Lime Energy Co. (the “Company” or “Lime”), entered into a subscription agreement with Mr. Richard Kiphart to sell to Mr. Kiphart  one million shares of its common stock (the “Shares”) at the most recent consolidated closing bid price on the NASDAQ Capital Market of $2.55 per share.  The sale of the Shares has been registered on the Company’s Registration Statement on Form S-3 (SEC File No. 333-176622) and is made pursuant to a prospectus dated September 1, 2011 and prospectus supplement dated May 15, 2012.  Mr. Kiphart is a member of Lime’s Board of Directors.  Proceeds from the sale will be used for general corporate purposes.

The foregoing description of the Subscription Agreement is not intended to be complete and is qualified in its entirety by the complete text of the Form of Subscription Agreement which is attached as exhibit 10.1, to this report and is incorporated herein by reference.

On May 15, 2012, Greenberg Glusker Fields Claman & Machtinger LLP issued its opinion relating to legality of the shares of common stock offered and sold by the Company pursuant to Subscription Agreement. A copy of the opinion is filed as Exhibit 5.1 to this Form 8-K.

Item 9.01               Financial Statements and Exhibits.

(d)         Exhibits

5.1	Opinion of Greenberg Glusker Fields Claman & Machtinger LLP dated May 15, 2012
10.1	Form of Subscription Agreement dated May 15, 2012
99.1	Press release of Lime Energy Co. dated May 15, 2012.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIME ENERGY CO.:

Dated: May 15, 2012	By:	/s/ Jeffrey Mistarz
Jeffrey Mistarz
Executive Vice President
Chief Financial Officer & Treasurer